Name of Prospective Investor                                   Memorandum Number

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                FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP -
                                SOUTH CAROLINA II

          A Limited Partnership Formed Under the Laws of South Carolina

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
                             up to $500,880 in Cash
                    40 Units of Limited Partnership Interest
                           at $12,522 in Cash per Unit

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         THIS MEMORANDUM IS FURNISHED  PURSUANT TO A  CONFIDENTIALITY  AGREEMENT
         BETWEEN THE PARTNERSHIP AND THE INVESTOR WHOSE NAME APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY AGREEMENT.

                            MEDTECH INVESTMENTS, INC.

                              Exclusive Sales Agent

                                2008 Litho Place

                       Fayetteville, North Carolina 28304

                                 1-800-682-7971

                The Date of this Memorandum is November 17, 1999

                FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP -

                                SOUTH CAROLINA II

                             up to $500,880 in Cash

                 up to 40 Units of Limited Partnership Interest

                            at $12,522 Cash per Unit

                  Fayetteville Lithotripters Limited Partnership - South Carolina II, a South Carolina limited partnership (the "Partnership") operated by its General Partner, Lithotripters, Inc., a North Carolina corporation (the "General Partner"), hereby offers on the terms set forth herein up to 40 Units (the "Units") of limited partnership interest in the Partnership, at a price per Unit of $12,522 in cash. See "Terms of the Offering." Each Unit will represent an initial 0.5% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." The Partnership owns and operates a Lithostar(TM) second generation extracorporeal shock-wave lithotripter for the lithotripsy of kidney stones. The Lithostar(TM) is installed in a self-propelled Coach (collectively, the Coach with the installed Lithostar(TM) is referred to herein as the "Mobile Lithotripsy System") enabling the Partnership to provide lithotripsy services at various locations throughout northwestern South Carolina and southwestern North Carolina (the "Service Area").

                  The Partnership intends to use the net proceeds of this Offering (after deduction of expenses payable by the Partnership) primarily to make distributions to the persons who were Partners of the Partnership prior to the commencement of the Offering. See "Sources and Applications of Funds." The cash purchase price is due at subscription; however, prospective Investors who meet certain requirements may be able fund a portion of their Unit purchase price with the proceeds of certain third-party financing. See "Terms of the Offering - Limited Partner Loans." The Offering will terminate on January 1, 2000 (or earlier upon the sale of all 40 Units as provided herein), unless extended at the discretion of the General Partner for a period not to exceed 180 days.

                                           ------------------------------

                  Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that the health care industry is undergoing significant government regulatory reforms. See "Risk Factors" and "Terms of the Offering - Suitability Standards."

                                           ------------------------------


                           Cash                 Selling              Net Cash
                       Offering Price        Commissions(1)          Proceeds(2)
                       --------------        -----------             --------
Per Unit(3)                $ 12,522                $ 100               $ 12,422
Total Maximum(4)           $ 500,880               $ 4,000             $ 496,880

(See Footnotes on Back of Cover Page)

                               See  Glossary for  capitalized  terms used herein
and not otherwise defined.

WINSTON 966198v1                                         vi

(1) The Units will be sold on a "best-efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner (the "Sales Agent"). The Partnership will pay the Sales Agent a $100 commission for each Unit sold and will reimburse the Sales Agent for its Offering costs (not to exceed $4,000). The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

         See "Plan of Distribution."
(2) Net Cash Proceeds do not reflect deduction of expenses payable by the Partnership. See "Sources and Applications of Funds." The price per Unit ($12,522) is payable in cash upon subscription; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. The Partnership has arranged for financing of a portion of the Units' purchase price with First-Citizens Bank & Trust Company, which is headquartered in Raleigh, North Carolina, and has approximately 370 offices throughout the southeastern United States (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent, together with their Subscription Packets, at least $2,500 cash and a Limited Partner Note payable to the Bank in a maximum principal amount of up to $10,022 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Form of Loan Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix C and the UCC-1's attached as part of the Subscription Packet.

(3) Each Investor may purchase no less than one Unit. The General Partner, however, reserves the right to sell less than one Unit as a minimum investment on a limited basis, and to reject, in whole or in part, any subscription. In the event the Offering is oversubscribed, Units will be allocated first to Investors in such amounts that after the Closing of the Offering each Investor will own up to a 2.5% interest in the Partnership, and then any remaining Units will be allocated proportionately among all Investors.

 (4) Offering proceeds will first be used by the Partnership to pay Offering costs and expenses (up to $33,000) and the remainder of the proceeds will be distributed to the persons who were Partners of the Partnership prior to the commencement of the Offering. See "Sources and Applications of Funds." The Partnership seeks by this Offering to sell up to 40 Units for an aggregate of up to $500,880 in cash ($496,880 net of Sales Agent's commissions). All subscription funds and Loan Documents will be held in an interest bearing escrow account with the Bank until the acceptance of the Investor's subscription (and approval by the Bank if the Investor is financing a portion of the Unit purchase price through a Limited Partner Loan), rejection of the Investor's subscription or termination of the Offering. The
          Partnership has set no minimum number of Units to be sold in this Offering. Accordingly, upon the receipt and acceptance of an Investor's subscription by the Partnership as provided herein, such Investor will be admitted to the Partnership as a Limited Partner, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his or her Unit purchase price is conditioned upon approval by the Bank of his or her Limited Partner Loan. Upon admission as a Limited Partner, the Investor's subscription funds will be released to the Partnership and the Loan Documents, if any, will be released to the Bank. In the event a subscription is rejected, all subscription funds (without interest), the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on January 1, 2000, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering."

            [The remainder of this page is intentionally left blank.]

--------------------------------------------------------------------------------

o The Units are being offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration requirements provided by the National Securities Markets Improvement Act of 1996. A registration statement relating to these securities has not been filed with the Securities and Exchange Commission or any state securities commission.

o Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Units or determined that this Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

o                 The Units are subject to restrictions on  transferability  and resale  and may  not be  transferred  or  resold  without  the consent of the general partner and satisfaction of certain other conditions including the availability of an exemption under the Securities Act of 1933 and applicable state securities laws. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." No public or other market exists or will develop for the Units. Investors should proceed only on the assumption that they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

o Prospective Investors should not construe the contents of this Memorandum or any prior or subsequent communications, whether written or oral, from the Partnership, its General Partner, the Sales Agent or any of their agents or representatives as investment, tax or legal advice. This Memorandum and the appendices hereto, as well as the nature of the investment, should be reviewed by each prospective Investor, such Investor's investment, tax or other advisors, and accountants and/or legal counsel.

o No offering literature in whatever form will or may be employed in the offering of Units, except this Memorandum (including amendments and supplements, if any) and documents summarized herein. No person is authorized to give any information or to make any representation not contained in this Memorandum or in the appendices hereto, and, if given or made, such other information or representation must not be relied upon.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


RISK FACTORS..................................................................1
------------
         Operating Risks......................................................1
         ---------------
         Tax Risks............................................................7
         ---------
         Other Investment Risks..............................................13
         ----------------------

THE PARTNERSHIP..............................................................16
---------------

TERMS OF THE OFFERING........................................................16
---------------------
         The Units and Subscription Price....................................16
         --------------------------------
         Acceptance of Subscriptions.........................................17
         ---------------------------
         Limited Partner Loans...............................................17
         ---------------------
         Subscription Period; Closing........................................18
         ----------------------------
         Offering Exemption..................................................18
         ------------------
         Suitability Standards...............................................19
         ---------------------
         How to Invest.......................................................20
         -------------
         Restrictions on Transfer of Units...................................20
         ---------------------------------

PLAN OF DISTRIBUTION.........................................................21
--------------------

BUSINESS ACTIVITIES..........................................................22
-------------------
         General  22
         -------
         Treatment Methods for Kidney Stone Disease..........................22
         ------------------------------------------
         The Lithostar(TM)...................................................22
         -----------------
         The Coach...........................................................23
         ---------
         Acquisition of Additional Assets....................................23
         --------------------------------
         Hospital Contracts..................................................24
         ------------------
         Operation of the Mobile Lithotripsy System..........................25
         ------------------------------------------
         Management..........................................................25
         ----------
         Employees and Benefits..............................................26
         ----------------------

THE GENERAL PARTNER..........................................................26
-------------------

COMPENSATION AND REIMBURSEMENT TO THE........................................28
-------------------------------------

GENERAL PARTNER AND ITS AFFILIATES...........................................28
----------------------------------

CONFLICTS OF INTEREST........................................................30
---------------------

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER..............................31
-----------------------------------------------

COMPETITION..................................................................31
-----------
         Affiliated Competition..............................................31
         ----------------------
         Other Competition...................................................32
         -----------------

REGULATION...................................................................33
----------
         Federal Regulation..................................................33
         ------------------
         State Regulation....................................................40
         ----------------

PRIOR ACTIVITIES.............................................................42
----------------

SOURCES AND APPLICATIONS OF FUNDS............................................44
---------------------------------

FINANCIAL CONDITION OF THE PARTNERSHIP.......................................44
--------------------------------------

MANAGEMENT'S DISCUSSION AND..................................................45
---------------------------

ANALYSIS OF THE RESULTS OF OPERATIONS........................................45
-------------------------------------
         Nine Months Ended September 30, 1999 and September 30, 1998.........45
         -----------------------------------------------------------
         Year Ended December 31, 1998 and December 31, 1997..................45
         --------------------------------------------------
         Year Ended December 31, 1997 and December 31, 1996..................45
         --------------------------------------------------

SUMMARY OF THE PARTNERSHIP AGREEMENT.........................................46
------------------------------------
         Nature of Limited Partnership Interest..............................46
         --------------------------------------
         Profits, Losses and Distributions...................................46
         ---------------------------------
         Management of the Partnership.......................................48
         -----------------------------
         Powers of the General Partner.......................................48
         -----------------------------
         Rights and Liabilities of the Limited Partners......................49
         ----------------------------------------------
         Restrictions on Transfer of Partnership Interests...................49
         -------------------------------------------------
         Dissolution and Liquidation.........................................50
         ---------------------------
         Optional Purchase of Limited Partner Interests......................51
         ----------------------------------------------
         Dilution Offerings..................................................51
         ------------------
         Noncompetition Agreement and Protection of Confidential
                 Information.................................................52

         Arbitration.........................................................52
         -----------
         Power of Attorney...................................................52
         -----------------
         Reports to Limited Partners.........................................53
         ---------------------------
         Records  53
         -------

LEGAL MATTERS................................................................53
-------------

ADDITIONAL INFORMATION.......................................................53
----------------------

GLOSSARY 54

                                   APPENDICES

 Appendix A AGREEMENT OF LIMITED PARTNERSHIP OF FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP - SOUTH CAROLINA II Appendix B LOAN COMMITMENT (WITH EXHIBITS) Appendix C FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, A PROFESSIONAL LIMITED LIABILITY COMPANY Appendix D NOTES TO FINANCIAL STATEMENTS

WINSTON 966198v1                                         59
WINSTON 966198v1
                                  RISK FACTORS

                  Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.

Operating Risks

                  General Risks of Operations. Although the General Partner and its personnel have significant experience in managing lithotripsy enterprises, whether the Partnership can continue to effectively operate its business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Mobile Lithotripsy System less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of the Mobile Lithotripsy System difficult or unattractive. Other factors that may adversely affect the operation of the Mobile Lithotripsy System are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

                  Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Although managed care has yet to become a major factor in the delivery of lithotripsy services, the General Partner anticipates that managed care programs, including capitation plans, may play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Partnership.

                  Lack of Diversification. The Partnership's principal purpose will be to continue to operate the Mobile Lithotripsy System. Because the Partnership is dependent on only one line of business and one Mobile Lithotripsy System, there will be greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

                  Impact of Insurance Reimbursement.  The prices the Partnership will be able to charge its patients for the lithotripsy of kidney stones is significantly dependent upon the amount of reimbursement private health care insurers will allow for this procedure. Most of the Partnership's patients would pay for services directly from private payment sources, primarily from third-party insurers such as Blue Cross/Blue Shield and other commercial insurers. Coverage and payment levels for these private payment sources vary depending upon the patient's individual insurance policy. The increasing influence of health maintenance organizations and other managed care companies has resulted in pressure to reduce the reimbursement available for lithotripsy procedures. The General Partner and some of its Affiliates have recently been informed by several hospitals and commercial insurers that reimbursement rates must be reduced, or the hospitals and commercial insurers would negotiate with competing lithotripsy services. Additionally, the Health Care Financing Administration ("HCFA"), which administers the Medicare program, has proposed rules which would reduce the reimbursement available for lithotripsy procedures provided at hospitals to $2,612. This rate is lower than the typical charge for lithotripsy services historically charged by the Partnership. However, in some cases, reimbursement rates payable to Affiliates of the General Partner are less than the proposed HCFA rate. Because of the competitive pressures from managed care companies as well as threatened reductions in Medicare reimbursement, the General Partner anticipates reimbursement available for the lithotripsy procedure may continue to decrease. Such decreases would have a material adverse effect on Partnership revenues. Regarding the professional fees paid to physicians who treat patients on the Mobile Lithotripsy System, the General Partner anticipates that similar competitive pressures may result in lower reimbursement paid to physicians, both by private insurers and by government programs such as Medicare. See "Regulation."

                  Reliability   and   Efficacy   of   the   Lithotripters.   The
Lithostar(TM) has an eleven year United States operating history, having received premarket approval from the FDA for renal lithotripsy on September 30, 1988. This approval followed a period of clinical testing beginning in February 1987 at four test sites in the United States, which was preceded by substantial clinical testing of the Lithostar(TM) at the Urological Clinic of the Johannes Gutenberg University of Mainz, West Germany. The General Partner estimates that more than 400 Lithostar(TM) systems are currently operating in over twenty countries, and the General Partner and its Affiliates operate over 30 Lithostars(TM) in other ventures. In the General Partner's opinion, the Lithostar(TM) has proven to be reliable and dependable medical equipment;
however, downtime periods necessitated for maintenance or repairs of the Partnership's Mobile Lithotripsy System will adversely affect Partnership revenues. In 1996, the FDA approved a new higher intensity shock-head system for the Lithostar(TM), which the General Partner believes has shortened procedure times. The Partnership's Lithostar(TM) has been upfitted with the new tube system. Based upon a detailed follow-up study of 86,000 renal and 51,000 ureteral stones treated on the Lithostar(TM) in all of the General Partner's affiliated partnerships using both the original and newer shock-head systems, the General Partner notes an 86% total success rate with an overall retreatment rate of only 15%. This retreatment rate included stones of all sizes and locations, including staghorn calculi which at times required multiple treatments. Based upon this study and the General Partner's experience in doing well in excess of 128,000 cases over the past ten and one-half years in its affiliated limited partnerships, the General Partner is of the opinion that the Lithostar(TM) is presently a very effective and sound alternative for the treatment of renal stones.

                  Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The General Partner questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

                  Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

                  Partnership Limited Resources and Risks of Leverage. The net proceeds of this Offering will be distributed to the persons who were Partners prior to the commencement of the Offering and, thus, will not be available to fund Partnership expenses. In the event of unanticipated expenses, it may be necessary to supplement Partnership funds with the proceeds of debt financing. Although the General Partner maintains good relationships with certain commercial lending institutions, it has not obtained a loan commitment from any party in any amount on behalf of the Partnership and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured. The General Partner and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                  Acquisition of Additional Assets. If in the future the General Partner determines that it is in the best interest of the Partnership to acquire one or more additional fixed base or Mobile Lithotripsy Systems (or any other renal stone treatment equipment) for the treatment of renal stones, the General Partner has the authority (without obtaining the Limited Partners' consent) to establish reserves or borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and result in greater personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above. See "Summary of the Partnership Agreement - Powers of the General Partner."

                  Competition.  Several  competing  lithotripters  are currently operating in and near the Service Area in competition with the Partnership's Mobile Lithotripsy System, including lithotripters owned by Affiliates of the General Partner. There is no assurance that additional parties will not, in the future, operate fixed-site or mobile lithotripters in and around the Service Area. To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. In addition, except as otherwise provided by law, neither the General Partner nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. Several ventures affiliated with the General
Partner provide lithotripsy services near the Service Area. See "Prior Activities" and "Competition." Furthermore, the Partnership will be competing with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones.

     Restrictions on Limited Partners. The Partnership Agreement severely restricts the Limited Partners' ability to own interests in competing equipment or ventures. See "Summary of the Partnership Agreement - Noncompetition Agreement and Protection of Confidential Information." The enforceability of these noncompetition agreements is generally a matter of state law. No assurance can be given that one or more Limited Partners may not successfully compete with the Partnership. See "Competition."

                  Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to continue to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification requirements, federal and state fraud and abuse laws, including the federal Anti-Kickback Statute, the federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation." These laws and regulations may adversely affect the economic viability of the Partnership. The laws are broad in scope, and interpretations by courts have been limited. Violations of these laws would subject the General Partner and all Limited Partners to governmental scrutiny and/or prosecution for felony charges and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Certain provisions of Medicare and Medicaid law limit provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

                  Regarding Stark II, in January, 1998, HCFA, the federal agency responsible for administering the Medicare program, published proposed Stark II regulations. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to contracting hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as guidance, then the Partnership and its physician Limited Partners would be in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

                  The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti-Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the General Partner believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, imprisonment, fines and/or exclusion from the Medicare and Medicaid programs.

                  The federal False Claims Act and similar laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false and fraudulent. In recent cases, False Claims Act violations have been based on allegations that Stark II or the Anti-Kickback Statute have been violated.

                  In addition to Stark II, the Anti-Kickback Statute and the False Claims Act, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership.

                  State laws affect the operation of the Partnership as well. South Carolina has a certificate of need ("CON") law relating to the purchase of medical equipment with a cost in excess of $600,000, and North Carolina has a CON law in connection with the purchase of a lithotripter specifically. However, the Partnership commenced its services prior to the enactment of these CON laws. Accordingly, the Partnership's services were not subject to CON review, and no CON was or is required for the services at Contract Hospitals. However, if the Partnership seeks to provide services at different facilities, then a CON may be required. No assurance can be given that a CON would be obtained.

                  Both South Carolina and North Carolina have prohibitions on physician ownership in entities to which they refer patients. The South Carolina law has an exception to this prohibition if a physician treats his or her own patients, and accordingly, South Carolina-licensed physicians who are Limited Partners are required to treat their own patients. The North Carolina law has an exception to this prohibition if the physician, or a member of the physician's professional group, treats the patient, and, accordingly, North Carolina-licensed physicians who are Limited Partners must either treat their own patients or must arrange for a member of their practice group to treat their patients. Both states prohibit the payment of kickbacks in exchange for referrals, and the General Partnership does no believe these laws will be violated. The South Carolina legislature recently enacted a law requiring that radiologic technologists be certified, beginning in the year 2000. The General Partner will ensure its radiologic technologists comply with this certification requirement. Various inspection and registration requirements imposed by South Carolina and North Carolina also apply to the Partnership's Mobile Lithotripsy System. The General Partner will seek to comply with such requirements. See "Regulation - State Regulation."

                  Contract Terms and Termination. The Partnership provides lithotripsy services to 11 Contract Hospitals pursuant to 11 separate Hospital Contracts. Many, but not all, of the Hospital Contracts grant the Partnership the exclusive right to provide lithotripsy services at the particular Contract Hospital. Most of the Hospital Contracts provide for automatic renewal on a year-to-year basis. All of the Hospital Contracts with automatic renewal provisions are terminable without cause upon 60 days or less prior written notice by either party prior to any renewal date. One of the Hospital Contracts has no automatic renewal provision and will terminate within the next six months unless renegotiated. It is expected that most new lithotripsy service contracts, if any, would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. In addition, many of the existing contracts have, and any new contracts are expected to have, provisions permitting termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Government Regulation" above. The General Partner believes it has a good relationship with the Contract Hospitals and does not anticipate significant terminations. There is no assurance, however, that terminations will either not occur or that the resulting impact to the Partnership would not have a material adverse effect on Partnership operations. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition will adversely affect Partnership revenues and such effect could be material. Thus, there is no assurance that Partnership operations as conducted on the date of this Memorandum will continue as herein described or contemplated, and the cancellation of a significant number of service contracts or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. See "Business Activities - Hospital Contracts"and "Risk Factors - Competition."

                  Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors. Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  Year 2000 Compliance. The now familiar "Year 2000 Issue" arose because many existing computer programs use only the last two digits to refer to a year. Therefore, such computer programs do not properly recognize a year that begins with "20" instead of "19." If not corrected, many computer applications could fail or create erroneous results on January 1, 2000. The extent of the potential impact of the Year 2000 Issue is not yet known, and if not timely corrected, it could affect the global economy. The General Partner has made an assessment of the Partnership's Year 2000 Issue risks and has concluded that the risks include the following: (i) operation of the Mobile Lithotripsy System may be adversely affected; (ii) third party payors may be adversely affected resulting in delays in payment to the Partnership; (iii) facilities served by the Mobile Lithotripsy System may be adversely affected resulting in a cessation of service to the affected facilities; and (iv) the Partnership's internal information systems, including its accounting system, may be adversely affected resulting in record keeping and accounting delays. Siemens, the manufacturer of the Lithostar(TM), has not assured Prime that its Lithostars(TM) will be Year 2000 compliant in all necessary respects, i.e., that they will continue to operate normally after January 1, 2000. The General Partner cannot predict with certainty whether such will be the case or the effects of noncompliance. The General Partner has not inquired as to the Year 2000 readiness of any Contract Hospital, vendor or other third party related to the Partnership's business, but is relying that such parties will be Year 2000 compliant. The General Partner anticipates that the internal information systems, including accounting systems, that it uses for Partnership purposes will be Year 2000 compliant by the end of 1999, although no assurance can be given that such will be the case. The Partnership currently has no contingency plans in the event that any of the above-described risks is realized. In the event that any of the above-described risks are realized, or any other, unanticipated Year 2000 Issue problems arise, the Partnership could be forced to cease its operations for an indefinite period of time while the Year 2000 problems are remedied, at a cost which cannot be accurately predicted at this time. Any such interruption in Partnership operations would adversely affect Partnership revenues.

Tax Risks

                  Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Mobile Lithotripsy System or the Partnership. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his or her own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

                  THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDEPENDENTLY CONSULT HIS OR HER PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OR HER OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN COUNSEL'S OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

                  THIS MEMORANDUM AND COUNSEL'S OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

                  INVESTORS SHOULD NOTE THAT THE UNITS ARE BEING MARKETED BY THE GENERAL PARTNER AS AN ECONOMIC INVESTMENT AND THAT THE GENERAL PARTNER ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE PARTNERSHIP TO ACHIEVE TAX BENEFITS AS THE GENERAL PARTNER ANTICIPATES SIGNIFICANT PARTNERSHIP TAXABLE INCOME THROUGHOUT THE TERM OF THE PARTNERSHIP.

                  Possible Legislative or Other Actions Affecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited partnership such as the Partnership may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Partnership, each Investor should consult with his or her personal tax advisor with respect to possible legislative, judicial and administrative developments.

                  Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and healthcare treatment centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his or her gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and Counsel to the Partnership have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

                  INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

                  Partnership Allocations. The Partnership Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of partnership allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Partnership Agreement would be sustained for federal income tax purposes. Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

                  Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. If Partnership cash flow declines, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient Distributions to pay the Limited Partner's tax with respect to such income.

                  Effect of Classification as Corporation. The Partnership will not seek a ruling from the Service concerning the tax status of the Partnership. It is the opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Partnership so elects. The Partnership will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Partnership intends to rely on the legal opinion of Counsel, the service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Partnership being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units.

                  Counsel's opinion discussed above relies upon recently promulgated Treasury Regulations. Treasury Regulation Section 301.7701-2 provides that certain domestic eligible entities, including partnerships formed pursuant to state law, will be taxed as partnerships so long as the entity has not made an election to be taxed as a corporation. Domestic eligible entities with at least two members may choose to be classified as either a partnership or a corporation for federal income tax purposes. As the Partnership will have at least two members and will be formed pursuant to the Act, the Regulations will treat the Partnership as a domestic entity eligible that may chose partnership status for federal income tax purposes. Therefore, it is anticipated that on the Closing Date, Counsel will render its opinion that as long as the Partnership does not elect otherwise, the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

                  If during any taxable year there is a material change in the law or in the circumstances surrounding the Partnership, the Partnership may be classified as an association taxable as a corporation. If that occurs, the Partnership could be taxed on its profits and at rates which may be higher than those imposed on individuals. Any Partnership losses would only be deductible by the Partnership, rather than being allocated among the Partners and deductible by Limited Partners on their federal income tax returns. See "Passive Income and Losses" below. Cash Distributions to Limited Partners would be treated as dividends to the extent of current and accumulated earnings and profits of the Partnership, and Distributions in excess thereof would be treated as a nontaxable return of capital to the extent of the Limited Partner's basis in his or her Partnership Interest, while the remainder would be treated as capital gain, provided the Limited Partner's interest in the Partnership is a capital asset.

                  The General Partner, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code. The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

                  Passive Income and Losses. The General Partner expects that the Partnership will continue to realize taxable income and not taxable losses during the foreseeable future. Nevertheless, if it instead realizes taxable losses, the use of such losses by the Limited Partners will generally be limited by Code Section 469.

                  Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used against income from active activities. The passive activity rules are extremely complex and Investors are urged to consult their own tax advisors as to their applicability, particularly as they relate to the ability to deduct any losses from the Partnership against other income of the Investor.

                  THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OR HER OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

                  Depreciation. It is expected that the Partnership will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any equipment or improvements hereafter acquired. It is anticipated that any additions or improvements to the Mobile Lithotripsy System will also be depreciated over a five year term using the 200% declining balance method of depreciation, switching to the straight-line method to maximize the depreciation allowance. If purchases or improvements are made after the beginning of any year, only a fraction of the depreciation deduction may be claimed in that year.

                  As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Mobile Lithotripsy System) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

                  Partnership Elections. The Code permits partnerships to make elections for the purpose of adjusting the basis of partnership property on the distribution of property by a partnership to a partner and on the transfer of an interest in a partnership by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Partnership Interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their Partnership Interests and their allocable portion of the Partnership's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the Partnership Interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Partnership Agreement, the General Partner, in its discretion, may make the requisite election necessary to effect such adjustment in basis.

                  Sale of Partnership Units. Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited partnership interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Partnership include the Limited Partner's share of the ordinary income that the Partnership would realize as a result of the recapture of depreciation (as described above) if the Partnership had sold Partnership depreciable property immediately before the Limited Partner sold his or her Partnership Interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

                  Tax Treatment Of Certain Fees and Expenses Paid By The Partnership. Under the Code, a partnership expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the partnership is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the partnership is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of partnership property (or partnership loans) and deducted over a period of time as the property (or partnership loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the partnership, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses -- expenditures paid or incurred in promoting the sale of interests in the partnership, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted;
(6) partnership distributions -- payments to partners representing distributions of partnership funds, which may be neither capitalized, amortized nor deducted;
(7) start-up expenses -- expenditures incurred by a partnership during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to partners -- payments to partners for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

                  Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by a partnership for services. In particular, new Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

                  All expenditures of the Partnership must constitute ordinary and necessary business expenses in order to be deducted by the Partnership when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Partnership on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Partnership.

                  Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Partnership and the General Partner are entities to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Partnership's proposed tax treatment of such items.

                  The General Partner believes the payments to it and its Affiliates are customary and reasonable payments for the services rendered by them to the Partnership; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel which would give Counsel reasonable cause to question the General Partner's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

                  Syndication Expenses. Section 709 of the Code prohibits a partnership from deducting or amortizing costs that are incurred to promote the sale of partnership interests (i.e., syndication expenses). The Regulations provide definitions for syndication expenses that must be capitalized. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Partnership intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this Memorandum and to the offering of the Units in the Partnership, as nondeductible, nonamortizable syndication expenses.

                  Investors will economically bear their respective proportionate share of syndication expenses as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

                  Management Fee to General Partner. The Partnership pays the General Partner a monthly management fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. The management fee is paid to the Management Agreement for the time and attention to be devoted by it for supervising and coordinating the management and administration of the Partnership's day-to-day operations pursuant to the terms of the Management Agreement. The Partnership will continue to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the General Partner is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

                  State and Local Taxation. Each Investor should consult his or her own attorney or tax advisor regarding the effect of state and other local taxes on his or her personal situation.

Other Investment Risks

                  Conflicts of Interest. The activities of the Partnership involve numerous existing and potential conflicts of interest between the Partnership, the General Partner and their Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "The General Partner," "Competition" and "Conflicts of Interest."

                  No Participation in Management. The General Partner has full authority to supervise the business and affairs of the Partnership pursuant to the Partnership Agreement and the Management Agreement. Limited Partners have no right to participate in the management or conduct of the Partnership's business and affairs. The General Partner, its employees and its Affiliates are not required to devote their full time to the Partnership's affairs and intend to continue devoting substantial time and effort to organizing other ventures throughout the United States that are similar to the Partnership. The General Partner will continue to devote such time to the Partnership's business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix C.

                  Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his ratable share of undistributed profits and the amount of any Distribution received from the Partnership to the extent that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to parties on account of their Partnership Interests, exceed the fair value of Partnership assets as provided by the Act or other applicable law.

                  Dilution of Limited Partners' Interests. The General Partner has the authority under the Partnership Agreement to cause the Partnership to issue, offer and sell additional limited partnership interests in the future (a "Dilution Offering"); provided that the Percentage Interests of the General Partner and Limited Partners in the Partnership, as in effect prior to the commencement of this Offering, may not be diluted through Dilution Offerings (including this Offering) by more than 20% in the aggregate without the prior written consent of a Majority in Interest of all the Partners. Upon the sale of interests in the Partnership in a Dilution Offering, the Percentage Interests of the Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

                  Liability Under Limited Partner Loan. Investors financing a portion of their Unit purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Limited Partner Loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with their counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

                  Long-term Investment. The General Partner anticipates that the Partnership will continue to operate the Mobile Lithotripsy System for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

                  Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement, and the consent of the General Partner is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the General Partner is furnished with an opinion of counsel, satisfactory to the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

                  Arbitrary Offering Price. The offering price of the Units has been determined by the General Partner based upon valuation of the Partnership conducted by an independent third party based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

                  Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner of the Partnership for errors in judgment or other acts or omissions in connection with the Partnership as long as the General Partner, in good faith, determined such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. The Partnership will indemnify the General Partner against losses sustained by the General Partner in connection with the Partnership, unless such losses are a result of the General Partner's gross negligence or willful misconduct. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

                  Insurance. Prime maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Partnership, and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in the Partnership and any anticipated profits from such investment.

                  Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, the General Partner and the Limited Partners have the option (which the General Partner may assign in its sole discretion to the Partnership) to purchase all the interest of a Limited Partner who (i) dies,
(ii) becomes insolvent, (iii) becomes incompetent or (iv) acquires a direct or indirect ownership interest in a competing venture. Except in the case of the death of a Limited Partner, the option purchase price is an amount equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation as reflected in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price may be nominal in amount. See the copy of the Partnership Agreement attached hereto as Appendix A and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                                 THE PARTNERSHIP

                  Fayetteville Lithotripters Limited Partnership - South Carolina II, a South Carolina limited partnership (the "Partnership") was organized and created under the South Carolina Uniform Limited Partnership Act
(the "Act") on March 18, 1989. The general partner of the Partnership is Lithotripters, Inc., a North Carolina corporation (the "General Partner"), and a wholly owned subsidiary of Prime Medical Services, Inc. ("Prime"). The General Partner currently holds a 20% interest in the Partnership in its capacity as the general partner and the existing limited partners (the "Initial Limited Partners") currently hold the remaining interest in the Partnership (including a 12.33% limited partner interest held by the General Partner). In the event that all 40 Units offered hereby are sold, the General Partner will hold approximately a 16% general partner interest in the Partnership, the Initial Limited Partners will hold approximately a 64% limited partner interest in the Partnership and the Investors who purchase the Units offered hereby (the "New Limited Partners") will hold approximately an aggregate 20% interest in the Partnership. The Percentage Interests of the General Partner and the Initial Limited Partners (aggregate) will decrease by 0.1% and 0.4%, respectively, for each Unit sold. The principal address of the Partnership and the General Partner is 2008 Litho Place, Fayetteville, North Carolina 28034. The telephone number of the Partnership and the General Partner is (800) 682-7971.

                              TERMS OF THE OFFERING

The Units and Subscription Price

                  Fayetteville Lithotripters Limited Partnership - South Carolina II, a limited partnership formed under the laws of the State of South Carolina, hereby offers an aggregate of up to 40 Units of limited partner interest in the Partnership (the "Units"). Each Unit represents an initial 0.5% economic interest in the Partnership. See "Risk Factors - Other Investment Risks
- Dilution of Limited Partners' Interests." Each Investor may purchase not less than one Unit. The General Partner may, however, in its sole discretion sell less than one Unit as a minimum investment and reject in whole or in part any subscription. The Partnership proposes to offer Units to the Initial Limited Partners as well as to new investors. In the event the Offering is oversubscribed, Units will be allocated first to Investors in such amounts that after the Closing of the Offering each Investor will own up to a 2.5% interest in the Partnership, and then any remaining Units will be allocated proportionately among all Investors. The price for each Unit is $12,522 in cash payable at subscription; however, certain qualified Investors may fund a portion of the purchase price through Limited Partner Loans the Partnership has arranged with the Bank. See "Terms of the Offering - Limited Partner Loans." The proceeds of the Offering will first be used by the Partnership to pay Offering costs and expenses. Proceeds will then be distributed to the persons who were Limited Partners prior to the commencement of this Offering. See "Sources and Applications of Funds."

Acceptance of Subscriptions

                  An Investor that pays the full amount of his or her Unit purchase price with a check at subscription and whose subscription is received and accepted by the Partnership, will become a Limited Partner in the Partnership, and his or her subscription funds will be released from escrow to the Partnership. Acceptance by the General Partner of a subscription of an Investor that elects to finance a portion of the Unit purchase price with the proceeds of a Limited Partner Note is conditioned upon the Bank's approval of such loan. If the financing Investor is otherwise acceptable to the Partnership, after receipt of the Bank's approval, the Partnership will inform the Escrow Agent that it has accepted the Investor's subscription and the Escrow Agent will release the Loan Documents to the Bank and the Bank will pay the proceeds from the Limited Partner Loan to the Partnership. The Investor will become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his or her Limited Partner Note to the Partnership. Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. To the extent the Partnership rejects or reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price and the principal amount of his Limited Partner Note will be proportionately refunded and reduced, as the case may be. Notice of acceptance of an Investor's subscription to purchase Units and his Percentage Interest in the Partnership will be furnished promptly after acceptance of the Investor's Subscription.

Limited Partner Loans

                  The purchase price for the Units is payable in cash with the prospective Investor's personal funds alone or in part with such funds and with the proceeds of a Limited Partner Loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the Loan Commitment, attached hereto as Appendix B. If the prospective Investor wishes to finance a portion of the purchase price of his Units as provided herein, he or she must deliver to the Sales Agent upon submission of his Subscription Packet an executed Limited Partner Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the forms of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $10,022. The Limited Partner Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on April 15, 2000 (assuming the Closing occurs in December 1999), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the Loan Commitment which is attached hereto as Appendix B.

                  The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to the Partnership and (ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

                  If the prospective Investor is approved by the Bank and is acceptable to the General Partner, the Escrow Agent will, upon acceptance of the Investor's subscription by the General Partner, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to the Partnership to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Limited Partner Note.
Regardless of the results of the Partnership's operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, the prospective
Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loan."

Subscription Period; Closing

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on January 1, 2000 (the "Closing Date"), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

Offering Exemption

                  The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

                  In addition to the suitability requirements discussed below, each Investor wishing to obtain a Limited Partner Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

                  An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Risk Factors - Other Investment Risks - Limited Transferability and Illiquidity of Units." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed. The General Partner anticipates selling Units only to individual investors; however, the General Partner reserves the right to sell Units to entities.

                  Because of the risks involved, the General Partner anticipates selling the Units only to Investors residing in South Carolina and North Carolina who it reasonably believes meet the definition of "accredited investor" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell up to 35 Investors who are nonaccredited investors. Certain institutions and the following individuals are "accredited investors":

     (1) An individual whose net worth (or joint net worth with his or her spouse) exceeds $1,000,000 at the time of subscription;

                  (2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

                  (3) An individual who has had with his or her spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

                  Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to Federal and applicable state securities laws.

                  Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

                  It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                  Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner).

How to Invest

                  Investors who meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so by following the instructions included in the Subscription Packet accompanying this Memorandum. All information provided by Investors will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

                  The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

                  Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

                  Any assignment of Units or the right to receive Partnership distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under any Limited Partner Loan. Such assignment may constitute an event of default under such loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of all of the Limited Partners (except the assignor Limited Partner) and the General Partner, (ii) the submission of certain documents and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

                              PLAN OF DISTRIBUTION

                  Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

                  The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar offerings on behalf of the General Partner and its Affiliates during the pendency of this Offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime, which also owns all the stock of the General Partner. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the Federal securities laws.

                  As compensation for its services, the Sales Agent will receive a commission equal to $100 for each Unit sold. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Partnership for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $4,000. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

                  The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his or her decision to purchase Units.

                  The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Eastern time, on January 1, 2000, (or earlier, in the discretion of the General Partner), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days.

                  The Partnership seeks by this Offering to sell a maximum of 40 Units for a maximum of an aggregate of $500,880 in cash ($496,880 net of Sales Agent Commissions). The Partnership has set no minimum number of Units to be sold in this Offering. The subscription funds, and Loan Documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the
Bank) until either the Investor's subscription is accepted by the Partnership (and approved by the Bank in the case of financed purchases of Units), the Partnership rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription by the Partnership (and, if applicable, the Bank), the Investor will be admitted to the Partnership as a Limited Partner. In connection with his admissions as a Limited Partner, the Investor's subscription funds will be released from escrow to the Partnership, and the Loan Documents, if any, will be released to the Bank which will pay the proceeds from the Limited Partner Note to the Partnership. In the event a subscription is not accepted, all subscription funds (without interest), the Loan Documents and other subscription documents held in escrow will be promptly returned to the rejected Investor. A subscription may be rejected in part, in which case a portion of the subscription funds (without interest) and any Limited Partner Note will be returned to the Investor. The Offering will terminate on January 1, 2000, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."

                               BUSINESS ACTIVITIES

General

                  The Partnership was formed to (i) acquire the Mobile Lithotripsy System and operate it in northwestern South Carolina and southwestern North Carolina, (ii) improve the provision of health-care in the Partnership's service area by taking advantage of both the technological innovations inherent in the Lithostar(TM) and the Partnership's quality assurance and outcome analysis programs, and (iii) make cash distributions to its partners from revenues generated by the operation of the Mobile Lithotripsy System. The Partnership owns and operates the Mobile Lithotripsy System in the Service Area and has contracted with the 11 Contract Hospitals to provide lithotripsy services.

Treatment Methods for Kidney Stone Disease

                  Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Approximately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, cystoscopic procedures, endoscopic procedures, laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

The Lithostar(TM)

                  The Lithostar(TM) was developed as a cooperative venture between Siemens and the Urological Clinic at Johannes Gutenberg University in Mainz, West Germany. As a part of this venture, a Lithostar(TM) prototype was installed in March 1986 at the Urological Clinic at the University of Mainz with successful results. On November 18, 1987 the Lithostar(TM) was unanimously recommended for approval by the FDA's advisory panel of experts for urology devices. On September 30, 1988 the Lithostar(TM) received FDA premarket approval for use in the United States for renal lithotripsy. On April 18, 1989, the FDA approved the Lithostar(TM) for mobile lithotripsy. The Partnership acquired its Lithostar(TM) in 1989. See "The Partnership." On July 1, 1996, the FDA approved a new higher intensity shock-head system for the Lithostar(TM) which has since been installed in the Partnership's Lithostar(TM). Currently, the General Partner estimates that more than 400 Lithostar(TM) systems are performing lithotripsy procedures in over 20 countries throughout the world. All components of the Lithostar(TM) are manufactured by Siemens, a diversified multinational company.

                  The Lithostar(TM) was designed with a view towards substantially improving early lithotripsy technology. See "Business Activities - Treatment Methods for Kidney Stone Disease." Technological improvements incorporated into the Lithostar(TM) include an improved work station, a shock-wave component that has eliminated the need for both water bath treatment and disposable electrodes, and an excellent stone localization and imaging system. Based upon its experience with over 30 Lithostars(TM) in its affiliated lithotripsy ventures, the General Partner has found that the Lithostar(TM) can fragment most kidney stones without anesthesia, cystoscopy or the insertion of ureteral catheters. The General Partner further believes that Lithostars(TM) upfitted with the higher intensity shock-head system experience somewhat shorter treatment durations. Because of the General Partner's belief in the superior imaging of the Lithostar(TM), the General Partner believes that lithotripsy with the Lithostar(TM) provides for treatment of lower ureteral stones, even impacted stones, thereby rendering ureteroscopy practically obsolete as a treatment of first choice.

The Coach

                  The Partnership's Coach, which houses a Lithostar(TM), was acquired by the Partnership in 1989. The Coach has been completely upfitted for the Lithostar(TM) and its clinical operations. Service for the Coach is obtained on an as-needed basis. The General Partner estimates that expenditures for maintenance and repair have been incurred at a rate of approximately $15,000 per year per Unit. In 1999, the Coach underwent a complete reconditioning, which included removal and reinstallation of the lithotripter, replacement of the interior floors, cabinets and wall covering, exterior body work, repainting and re-decaling the exterior and service to the expanding wall slideouts.

Acquisition of Additional Assets

                  If in the future the General Partner determines that it is in the best interest of the Partnership to acquire (i) an additional Mobile Lithotripsy System or (ii) any other assets related to the provision of lithotripsy services, the General Partner may, without the consent of the Limited Partners, establish reserves or borrow funds on behalf of the Partnership to acquire such assets, and may use the Partnership's assets and revenues to secure and repay such borrowings. Any additional borrowing by the Partnership will serve to increase the risks associated with leverage.

Hospital Contracts

                  The Partnership has entered into Hospital Contracts to provide lithotripsy services at 7 hospitals in South Carolina, and at 4 hospitals in North Carolina. The Contract Hospitals are:

                           Angel Community Hospital
                           Laurens County Hospital
                           Margaret R. Pardee Memorial Hospital

                           Mary Black Health System,
                            LLC (d/b/a Mary Black Memorial Hospital)
                           Oconee Memorial Hospital
                           Park Ridge Hospital
                           St. Francis Hospital, Inc.
                           St. Luke's Hospital
                           Self Memorial Hospital Center
                           Spartanburg Regional Medical Center

                  Eight of the Hospital Contracts grant the Partnership the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Hospital Contracts require the Partnership to make a lithotripter available at the facilities as agreed to by the Contract Hospital and the Partnership. The Partnership generally also provides a technician and certain ancillary services such as scheduling and disposable medical products necessary for the lithotripsy procedure. Nine of the Hospital Contracts provide that the Partnership will bill and collect for services rendered to patients of commercial insurance programs, while the Contract Hospital will bill and collect for services rendered to patients of the Medicare, Medicaid and CHAMPUS programs. Under two of the Hospital Contracts, the Contract Hospital instead agrees to pay the Partnership a fixed amount to lease the Mobile Lithotripsy System and related support staff and supplies.

                  Ten of the Hospital Contracts have initial terms of between one and three years and automatically renew for successive one-year terms. One of the Hospital Contracts has no automatic renewal provisions and will terminate within the next six months. The Hospital Contracts with automatic renewal provisions are all terminable upon 60 days prior written notice prior to any renewal date. Many of the Hospital Contracts also have, and any new contracts are expected to have, provisions permitting the termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Risk Factors - Operating Risks - Contract Terms and Termination." The General Partner believes it has a good relationship with many of the Contract Hospitals. There is no assurance, however, that one or more of the Contract Hospitals will not terminate in the future. See "Risk Factors - Operating Risks - Contract Terms and Termination."

                  Reimbursement Agreements. The General Partner has negotiated third-party reimbursement agreements with certain national and local payors. The national agreements are negotiated by the General Partner and apply to all the lithotripsy partnerships with which the General Partner is affiliated. The General Partner has also negotiated third-party reimbursement agreements with local payors in the Service Area, including with Blue Cross/Blue Shield of South Carolina, Blue Cross/Blue Shield of North Carolina, Doctors Health Plan, Physicians Health Plan and Healthsource of South Carolina. Some of the national and local payors have agreed to pay a fixed price for the lithotripsy services. For others, the General Partner has agreed to accept a specified percentage discount from the Partnership's normal fee (with the discount ranging nine to twenty-five percent). Generally the agreements may be terminated by either party on 90 days' notice. The national and local reimbursement agreements that have been negotiated or renegotiated in the past two to four years almost entirely provide for lower reimbursement rates for lithotripsy services than the older agreements.

Operation of the Mobile Lithotripsy System

                  It is anticipated that the Partnership will continue to provide services under the Hospital Contracts and similar arrangements. See "Business Activities - Hospital Contracts" and "Risk Factors - Operating Risks - Contract Terms and Termination." Qualified physicians who make appropriate arrangements with Contract Hospitals receiving lithotripsy services pursuant to the Hospital Contracts and other lithotripsy service agreements may treat their own patients using the Mobile Lithotripsy System after they have received any necessary training required by the rules of such Contract Hospital. The Partnership may also make arrangements to make the Mobile Lithotripsy System available to qualified physicians (including but not limited to qualified physician Limited Partners) desiring to treat their own patients after they have received any necessary training. In addition, the General Partner reserves the right to request that physicians (or members of their practice groups) treat only their own patients with the Mobile Lithotripsy System if it determines that such practice is advisable under applicable law. See "Regulation." The treating qualified physician will be solely responsible for billing and collecting on his own behalf the professional service component of the treatment procedure. Owning an interest in the Partnership is not a condition to using a Mobile Lithotripsy System. Thus, local qualified physicians that are not Limited Partners will be given the same opportunity to treat their patients using a Mobile Lithotripsy System as provided above.

Management

                  The Partnership has entered into a management agreement (the "Management Agreement") with the General Partner whereby the General Partner is obligated to supervise and coordinate the management and administration of the operation of the Mobile Lithotripsy System on behalf of the Partnership in exchange for a monthly management fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. See "Compensation and Reimbursement to the General Partner and its Affiliates." The General Partner's services under the Management Agreement include making available any necessary training of physicians in the proper use of the lithotripsy equipment, monitoring technological developments in renal lithotripsy and advising the Partnership of these developments, arranging continuing education programs for qualified physicians who use the lithotripsy equipment and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Mobile Lithotripsy System. Costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of the Partnership. The General Partner's engagement under the Management Agreement is as an independent contractor and neither the Partnership nor its Limited Partners have any authority or control over the method or manner in which the General Partner performs its duties under the Management Agreement. The Management Agreement is in the second year renewal term. Thereafter, it will be automatically renewed for one additional term unless terminated by the Partnership or the General Partner. The General Partner has also appointed a local Medical Director and a Physician Advisory Board made up of representative local physicians. The General Partner consults with the Medical Director and Physician Advisory Board from time to time, as needed, on matters including the Partnership's Quality Assurance Program, utilization review, outcome analysis, patient scheduling and certain Partnership expenditures.

Employees and Benefits

                  The Partnership employs as full time employees a total of two registered technicians and two registered nurses. All active full-time employees of the Partnership are eligible to participate in Prime's benefit plans. Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits. The Partnership also provides paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits.

                               THE GENERAL PARTNER

     General. The General Partner of the Partnership is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring medical service limited partnerships. The General Partner became a wholly owned subsidiary of Prime in 1996. See "Conflicts of Interest" and "Prior Activities." The principal executive office of the General Partner is located at 2008 Litho Place, Fayetteville, North Carolina 28304, and its telephone number is (800) 682-7971.

                  Management. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of the General Partner, many of whom were shareholders of the General Partner prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

                           Name                             Office

                           Joseph Jenkins, M.D.      President, Chief Executive
                                                         Officer and Director

                           Kenneth S. Shifrin        Director
                           W. Alan Terry             Vice President
                           Cheryl Williams           Vice President and Director
                           Thomas J. Driber, Ph.D.   Vice President
                           Stan Johnson              Vice President
                           David Vela, M.D.          Vice President
                           Philip J. Gallina         Secretary and Treasurer
                           James D. Clark            Assistant Secretary

     Supervision of the day-to-day management and administration of the Partnership is the responsibility of the General Partner. The General Partner itself is managed by a three-member Board of Directors composed of Dr. Jenkins, Mr. Shifrin and Ms. Williams. The General Partner is a wholly-owned subsidiary of Prime.

                  Descriptions of the background of the executive officers and directors of the General Partner appear below.

     Joseph Jenkins, M.D. has been President and Chief Executive Officer of Prime since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of the General Partner and previously practiced urology in Washington, North Carolina. Dr. Jenkins has been President of the General Partner since 1992 and was recently elected to its Board of Directors. He also serves as the Chief Executive Officer of the General Partner. Dr. Jenkins is a board certified urologist and is a founding member, past-president and currently a Director of the American Lithotripsy Society.

                  Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was recently elected a Director of the General Partner following Prime's acquisition of all of the General Partner's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

                  W. Alan Terry was recently appointed a Vice President of the General Partner and served as Chief Financial Officer of the General Partner from 1991 to 1998. In August, 1986, Mr. Terry joined The May Department Stores Company at their corporate headquarters in St. Louis, where he held several financial management positions until October, 1987, when he was transferred to one of May's largest divisions, Caldor, Inc., as Vice President of Finance. He remained in that capacity until June, 1990, when he became Chief Operating Officer for the General Partner and served in that capacity until April 1996.

     Cheryl Williams is a Director and Vice President of the General Partner. Ms. Williams has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc.

     Thomas J. Driber, Ph.D. was recently appointed a Vice President of the General Partner. Dr. Driber is an experienced medical practice consultant and has served as a director of Southern Medical Imaging, Inc. (1988-1993), First Choice Health Plan, Inc. (1986-1988) and Tampa Bay Health Plan, Inc. (1985-1986). In addition, Dr. Driber is an accomplished health care scholar and was a member of the teaching faculty at Florida Neurological Institute School of EEG Technology from 1980 to 1984. Dr. Driber received a faculty appointment to the Surgery department (renal transplant surgery) of the University of Florida College of Medicine and taught there from 1977 to 1979. Dr. Driber received a Ph.D. in Medical/Social Change Theory, Concentration: Ambulatory Medical Delivery Systems from Walden University, Institute for Advanced Studies in Minneapolis, Minnesota in 1984.

     Stan Johnson was recently appointed a Vice President of the General Partner. Mr. Johnson has been a Vice President of Prime and President of Sun Medical Technologies, Inc., an Affiliate of the General Partner ("Sun") since November 1995. Mr. Johnson was the Chief Financial Officer of Sun from 1990 to 1995.

     David Vela, M.D. was recently appointed a Vice President of the General Partner. Dr. Vela received his medical degree in 1984. Dr. Vela developed and operated various outpatient surgery centers throughout the United States from 1986 to 1995, and has served as the Regional Vice President of Prime for the Central Region since February 1997.

     Philip J. Gallina recently became the Secretary and Treasurer of the General Partner, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

     James D. Clark recently became Assistant Secretary of the General Partner. Mr. Clark has served as Tax Manager of Prime since January 1998 and is a Certified Public Accountant in Texas. Prior to joining Prime, Mr. Clark was Controller for ERISA Administrative Services, Inc.

                      COMPENSATION AND REIMBURSEMENT TO THE

                       GENERAL PARTNER AND ITS AFFILIATES

                  The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the continued operation and management of the Partnership and the Mobile Lithotripsy System. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Partnership. See "Business Activities - Management" and "Plan of Distribution."

                  1. Management Fee. Pursuant to the Management Agreement, the General Partner has contracted with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. All costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed by, the Partnership. The General Partner is the management agent for various affiliated lithotripsy ventures. As a consequence, many of the General Partner's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the General Partner's employees and other overhead expenses among the entities for which they provide services, such costs are divided among all the ventures based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel and overhead costs among various entities results in significant costs savings for the Partnership. The management fee for any given month is payable on or before the 30th day of the next succeeding month. The Management Agreement is in its second five-year renewal term. The Management Agreement will be automatically renewed for up to one additional successive five-year term unless it is earlier terminated by the Partnership or the General Partner. The General Partner is reimbursed by the Partnership for all of its out-of-pocket costs associated with the operation of the Partnership and the Mobile Lithotripsy System, and the Partnership will pay or reimburse to the General Partner all expenses related to this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates for managing the Partnership other than the management fee payable to the General Partner as provided in the Management Agreement. The Partnership may, however, contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

                  2. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled its distributable share (20% before dilution) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. The General Partner also owns a 12.33% (before dilution) limited partner interest in the Partnership. The General Partner is entitled to Distributions on account of such interest. See "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix A. The General Partner will also receive its proportionate share of the Offering proceeds distributed to existing Limited Partners. See "Sources and Applications of Funds."

                  3. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $100 for each Unit sold (up to an aggregate of $4,000). If the Offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $4,000. See "Plan of Distribution" and "Conflicts of Interest."

                  4. Rental of Loaner Coach. In the event the Mobile Lithotripsy System experiences significant down time for maintenance or repairs, it is anticipated that the General Partner would cause the Partnership to contract with the General Partner or its Affiliates to rent a "loaner" Mobile Lithotripsy System during the time the Partnership's Mobile Lithotripsy System is not available for use by the Partnership.

                  5. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from the Partnership's operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                              CONFLICTS OF INTEREST

                  The operation of the Partnership involves numerous conflicts of interest between the Partnership and the General Partner and its Affiliates. Because the Partnership is operated by the General Partner, such conflicts are not resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. The General Partner, its Affiliates and employees of the General Partner will in good faith continue to attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

                  The General Partner and its Affiliates will receive management fees and broker-dealer sales commissions, respectively, in connection with the business operations of the Partnership and the sale of the Units that will be paid regardless of whether any sums hereafter are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The General Partner will also receive interest on loans, if any, it makes to the Partnership.

See "Compensation and Reimbursement to the General Partner and its Affiliates."

                  The General Partner and its Affiliates will devote as much of their time to the business of the Partnership as in their judgment is reasonably required. Principals of the General Partner may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates, together, have sufficient resources to be capable of fully discharging the General Partner's and its Affiliates' responsibilities to the Partnership. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Partnership nor the holders of any of the Units shall be entitled to any interest therein. The General Partner, its Affiliates (including affiliated limited partnerships) and employees of the General Partner engage in medical service activities for their own accounts. See "Prior Activities." The General Partner may serve as a general partner of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. The General Partner is planning other limited partnership offerings that would operate lithotripsy businesses in other states. See "Competition."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

                   The   interests  of  the  Limited   Partners  have  not  been
separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Partnership were retained by the General Partner, and have in the past performed and are expected in the future to perform similar services for the General Partner, and Prime.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

                  The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel. Under the Partnership Agreement, the General Partner and its Affiliates have no liability to the Partnership or to any Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners have a more limited right of action than they otherwise would absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Partnership pursuant to the foregoing provisions, the Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

                  Several competing extracorporeal shock-wave lithotripters are currently operating in and around the Service Area. The competing lithotripsy service providers generally have existing contracts with hospitals, or are operated by hospitals themselves. The following discussion identifies the existing competitors in and near the Service Area, to the best knowledge of the General Partner.

Affiliated Competition

                  The Partnership faces competition from lithotripters operating in South Carolina and North Carolina, including lithotripters owned by Affiliates of the General Partner. The General Partner has organized and currently operates two limited partnerships in South Carolina and North
Carolina: Fayetteville Lithotripters Limited Partnership - South Carolina I, which operates in the eastern and coastal areas of South Carolina; and Carolina Lithotripsy, a limited partnership which operates in eastern North Carolina. Other Affiliates of the General Partner operate in Tennessee and other nearby states.

Other Competition

                  Hospitals and other facilities in and near the Service Area have access to lithotripters which are in competition with the Partnership. To the best knowledge of the General Partner, lithotripsy services are available at Anderson Area Medical Center in Anderson, South Carolina, at Palmetto Baptist Medical Center in Easley, South Carolina, at Rutherford Hospital in Rutherfordton, North Carolina, and at Harris Regional Hospital in Sylva, North Carolina. In addition, the General Partner is aware of a Medstone unit which operates in Spartanburg, South Carolina, as well as other lithotripters which operate in Columbia, South Carolina and Asheville, North Carolina.

                  There may be other existing  fixed-base or mobile  lithotripsy services in or near the Service Area which directly compete with the Partnership's Mobile Lithotripsy System, but the General Partner is not familiar with these competitors. It is possible that some or all of the Partnership's competitors are physician-owned or include physicians among their owners. The General Partner is generally unfamiliar with the cost of the lithotripsy procedures offered by the Partnership's competitors. There is no assurance the Partnership can successfully compete with existing providers, including facilities that offer traditional methods of treatment for kidney stone disease. See "Business Activities - Treatment Methods of Kidney Stone Disease."

                  Other hospitals in and near the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The General Partner believes these machines are qualitatively inferior to the Partnership's Mobile Lithotripsy System because such machines are capable of treating stones only in the ureter and because anesthesia is generally required prior to treatment. The General Partner believes the Mobile Lithotripsy System can be used on stones in locations other than the ureter and that anesthesia is generally not required. See "Business Activities - Treatment Methods for Kidney Stone Disease."

                  The healthcare market in the Service Area is influenced by managed care companies such as health maintenance organizations. Managed care companies generally contract either directly with hospitals or specified providers of lithotripsy services for beneficiaries of their plans. It is not uncommon for managed care companies to have contracts already in place with hospitals or specified providers, and the Partnership will not be able to provide services to beneficiaries of those plans unless it convinces either the managed care companies or the hospitals to switch to the Partnership's services. Prior to providing the Mobile Lithotripsy System at a new facilities, a certificate of need may be required in South Carolina or North Carolina. See "Regulation - State Regulation." No assurances can be given that a certificate of need would be granted.

                  There is no assurance that new competing lithotripsy operations will not open in the future or that innovations in lithotripters or other treatment methods of kidney stone disease will not make the Mobile Lithotripsy System competitively obsolete. See "Risk Factors - Operating Risks - Technological Obsolescence." The General Partner and its Affiliates are not prohibited from engaging in any business arrangement that may compete with the Partnership. There is no assurance the Partnership can successfully compete with existing providers, including facilities that offer traditional methods of treatment for kidney stone disease. See "Business Activities - Treatment Methods for Kidney Stone Disease."

                  The manufacturer of the Mobile Lithotripsy System is under no obligation to the General Partner or the Partnership to refrain from selling its lithotripters to urologists, hospitals or other persons for use in or near the Service Area. In addition, the availability of lower-priced lithotripters in the United States could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its services. Many current and potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

                                   REGULATION

Federal Regulation

                  The Partnership, the General Partner and the Limited Partners are subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in the Partnership, the General Partner and the Limited Partners being subject to imprisonment, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Adverse reviews of the Partnership's operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

                  Reimbursement. The Partnership is subject to federal government oversight as the Partnership will seek reimbursement for its services to patients who are beneficiaries of the Medicare and Medicaid programs. Medicare reimbursement policies are statutorily created and are regulated by the federal government. The Balanced Budget Act of 1997 required the Health Care Financing Administration ("HCFA"), the agency that administers the Medicare program, to establish a prospective payment system for outpatient procedures. One of the goals of the prospective payment system was to lower medical costs paid by the Medicare program. HCFA issued proposed regulations in September 1998 which would reduce the reimbursement rate currently paid for lithotripsy procedures performed on Medicare patients at hospitals to a base rate of $2,612. The base rates includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment for various hospital-specific factors. The General Partner believes the lower reimbursement rate will be implemented in the latter half of the year 2000. In some cases, reimbursement rates payable to Affiliates of the General Partner are less than the proposed HCFA rate.

                  The General Partner retains the discretion to, in the future, make the Mobile Lithotripsy System available at ambulatory surgery centers. Medicare does not currently reimburse for lithotripsy procedures provided at ambulatory surgery centers. However, HCFA issued proposed rules in June, 1998 which include lithotripsy among those procedures provided at ambulatory surgery centers approved for Medicare reimbursement. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. The June 1998 proposed rules assign a Medicare reimbursement rate of $2,107 if the lithotripsy procedure is performed at an ambulatory surgery center. Whether these proposed rules will become effective to authorize Medicare reimbursement at ambulatory surgery centers and, if they do become effective, whether the proposed reimbursement rate will remain unchanged, is unknown to the General Partner.

                  HCFA's rates under the proposed outpatient prospective payment system and ambulatory surgery center reimbursement are lower than the customary charge for the procedure currently being charged by the Partnership. Medicare reimbursement is not be expected to constitute a majority of the Partnership's revenues. However, the Medicare program has historically influenced the setting of reimbursement standards by commercial insurers. Therefore, reduced rates of Medicare reimbursement for lithotripsy services may result in lower payments by commercial insurers for the same services. As was discussed previously, competitive pressures from health maintenance organizations and other managed care companies has in some cases already resulted in decreasing reimbursement rates from commercial insurers. See "Risk Factors - Operating Risks - Impact of Insurance Reimbursement." No assurances can be given that HCFA will not seek to reduce its proposed reimbursement rates even more to avoid paying more than commercial insurers. The General Partner anticipates that reimbursement for lithotripsy procedures, and therefore overall Partnership revenues, may continue to decline.

                  The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report whose conclusion is that professional fees for lithotripsy are overvalued. Thus, potential future decreases in reimbursement must be considered probable.

                  The Medicaid programs in South Carolina and North Carolina are jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Medicaid programs in South Carolina and North Carolina currently provide reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the South Carolina and North Carolina Medicaid programs, to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner does not know whether the Medicaid programs in South Carolina or North Carolina have taken or will take such steps.

                  Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians or their family members. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services," which include inpatient and outpatient hospital services (42 U.S.C. ss. 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

                  Following the passage of the Stark II legislation effective January 1, 1995, the General Partner determined that the statute would not apply to the type of lithotripsy services provided by the Partnership. Stark II applies only to ownership interests directly or indirectly in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership will not have an ownership interest in any provider hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C. ss. 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

                  This interpretation adopted by the General Partner was consistent with the informal view of those representatives of the Health Care Financing Administration responsible for regulatory guidance concerning Stark
II. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the Partnership is not making a referral to an entity (the hospital) in which he or she has an ownership interest.

                  On January 9, 1998, HCFA published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary would apply the physician referral prohibitions of Stark II to the Partnership's contracts for provision of the Mobile Lithotripsy System. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to hospitals contracting with the Partnership would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. The General Partner cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark II Regulations may be viewed as HCFA's interim position until final regulations are issued. If the Proposed Stark II Regulations are adopted as final (or, in the meantime, if a reviewing court adopted their reasoning as the proper interpretations of the Stark II statute), then the Partnership's operations would not be in compliance with Stark II, as Limited Partners would have an ownership interest in an entity to which they referred patients.

                  HCFA acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged to representatives of the General Partner that some form of regulatory relief for lithotripsy may be forthcoming; however, no assurances can be made that such will be the case. The General Partner will continue to work through the American Lithotripsy Society to encourage the adoption of legislation supportive of urologists' ability to lawfully maintain ownership interests in ventures that provide lithotripsy services to all of their patients. Additionally, the General Partner will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

                  HCFA's  adoption of the current  Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners would be in violation of Stark II. In such circumstance, it is possible the Partnership may be given the opportunity to restructure its operations to bring them into compliance. The Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

                  Two bills are currently pending in Congress which would modify the reach of the Stark II self-referral prohibition. One (H.R. 2650) was introduced by Representative Stark, the other (H.R. 2651) by House Ways and Means health subcommittee chair Representative Bill Thomas. The Stark bill would modify, and the Thomas bill would repeal, the ban on physicians who have compensation arrangements with entities to which they refer patients. However, neither bill, nor any other bill pending in Congress, would substantively modify the regulation of referrals of physicians with ownership interests. Thus, neither bill would affect the Partnership's analysis of the potential impact of Stark II on this Offering discussed above.

                  Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

     The Limited Partners receive cash Distributions from the Partnership. Since some of the Limited Partners are physicians or other entities in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. U.S. v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, U.S. v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in U.S. v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989).


                  The OIG has indicated that it is giving increased scrutiny to healthcare joint ventures involving physicians and other referral sources. In May 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a healthcare fraud and abuse investigator and enforcer.

                  The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. This Offering and the business of the Partnership do not comply with any Safe Harbor.

                  Although a separate Safe Harbor was not adopted, HCFA noted in its commentary to the Safe Harbor regulations that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician's professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. The General Partner believes the potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

                  The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor has not been the focus of many court decisions, and therefore, judicial guidance is limited. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture's offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti-Kickback Statute.

                  The Health Insurance Portability and Accessability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the Anti-Kickback Statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the best knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type. Federal regulatory authorities could take the position in future advisory opinions that business transactions similar to this Offering are a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue would be resolved if litigated.

                  Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government agencies or officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, under such facts may be challenged by the government as constituting a violation of the Anti-Kickback Statute. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the Partnership's utilization review and quality assurance programs, the fact that lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner's view of valid business reasons to engage in this transaction, form the basis in part of the General Partner's belief that this Offering is appropriate.

                  The General Partner of the Partnership intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe that the Partnership's proposed operations violate the Anti-Kickback Statute. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

                  If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. A prospective Limited Partner with questions concerning these matters should seek advice from his or her own legal counsel.

                  False Claims Statutes. Federal laws governing reimbursement for medical services generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government's behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback Statute (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, or a reviewing court, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

                  New Legislation. Two bills currently pending in Congress which would amend or repeal the compensation provisions of the Stark II law were discussed above in the disclosures related to self-referral restrictions. The General Partner is not aware of any other bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above. In the event that legislation is enacted which, in the opinion of the General Partner, would adversely affect the operation of the Partnership's business, the General Partner is obligated either to purchase the Partnership Interests of all the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                  FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The General Partner and the limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any Affiliate, including the Partnership.

                  Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

State Regulation

                  South Carolina. The South Carolina Certificate of Need and Health Facility Licensure Act requires a certificate of need ("CON") to acquire medical equipment if the total project cost exceeds $600,000. However, this requirement did not take effect until 1993, and the Partnership's Mobile Lithotripsy System was acquired and services at hospitals were initiated before 1993. Accordingly, to the best knowledge of the General Partner, the Partnership's lithotripsy services are not subject to CON requirements, having been "grandfathered in" under the existing law. If in the future the Partnership enters into any new Hospital Contracts, a new CON would possibly be required. By requiring a CON for the acquisition of medical equipment where the total project cost exceeds $600,000, South Carolina's CON law favors existing providers such as the Partnership. The General Partner can give no assurance that the South Carolina CON law will continue to favor the Partnership's Mobile Lithotripsy System in the Service Area. Any amendments, adjustments or modifications to the CON law could adversely affect the Partnership. Other states have recently repealed CON laws or permitted CON laws to expire, and the General Partner can give no assurance that such South Carolina will not repeal its CON law or allow its CON law to expire, which could adversely affect the Partnership.

                  A South Carolina statute requires licensure of freestanding or mobile technology. However, the Division of Health Licensing of the South Carolina Department of Health and Environmental Control has never enforced this statutory licensure requirement, issued regulations or implemented the statute in any way. The General Partner is monitoring the status of this issue, and if the mobile technology licensure requirement should ever be implemented or enforced, the General Partner will seek to ensure the Partnership's Mobile Lithotripsy System becomes licensed if required.

                  South Carolina's Provider Self-Referral Act of 1993 generally prohibits physicians from referring patients to entities in which the physician has an ownership interest. However, there is an exception if the physician "directly provides the health care services within the entity or will be personally involved in the provision, supervision, or direction of care to the referred patient." Accordingly, physician Limited Partners who are licensed in South Carolina must treat their own patients.

                  The Provider Self-Referral Act of 1993 also contains an anti-kickback prohibition. It prohibits paying or receiving kickbacks for referring or soliciting patients, and is similar to the federal Anti-Kickback Statute discussed above. For the same reasons the General Partner believes the federal Anti-Kickback Statute is not violated by this Offering or by the business of the Partnership, the General Partner believes the South Carolina anti-kickback prohibition is not violated. South Carolina prohibits unlicensed persons from practicing medicine, and prohibits licensed physicians from assisting unlicensed persons to practice medicine. As all lithotripsy services will be provided by or under the direction of licensed physicians, the General Partner does not believe these prohibitions will be violated.

                  In 1999, the South Carolina legislature enacted the Medical Radiation Health and Safety Act. Beginning in the year 2000, radiologic technologists must be certified by a state regulatory agency (which as of the date of this Offering has not been established). Radiologic technologists who are certified by the American Registry of Radiologic Technologists will qualify for state certification. The General Partner will ensure that radiologic technologists who are employed by or provide services for the Partnership and its patients meet the state certification requirement.

                  North Carolina. North Carolina requires a certificate of need ("CON") to acquire lithotripters and initiate lithotripsy services. However, the CON requirement did not take effect until 1993, and the Partnership began providing services at the four hospitals it serves in North Carolina before 1993. Therefore, the Partnership did not need a CON to commence or continue providing lithotripsy services at these hospitals. If in the future the Partnership enters into any new Hospital Contracts, a new CON would possible be required. For the same reasons discussed above with regard to the South Carolina CON law, any amendments, adjustments or modifications to the North Carolina CON law could adversely affect the Partnership.

                  North Carolina law regulates referrals by physicians to entities in which the physicians are investors. Such referrals are generally prohibited. However, there is an exception if the patient is referred for a service which is provided by, or under the personal supervision of, the referring physician or by a member of the referring physician's group practice. Therefore, physicians who are Limited Partners must treat their own patients, or have a member of their group practice treat their patients.

                  Kickbacks are prohibited under North Carolina law. Licensed health care providers (including physicians) are prohibited from paying or receiving compensation for referring patients. For the same reasons the General Partner believes the federal Anti-Kickback Statute (discussed above) is not violated by this Offering or by the business of the Partnership, the General Partner believes the North Carolina anti-kickback prohibition is not violated. Among these reasons include the facts that the Partnership bills only for technical and not professional fees (which are the responsibility of the treating physician), and that the Partnership's distributions of profits are based strictly on investors' ownership interests (and not on the basis of referrals of services provided by the Partnership).

                  The North Carolina Medical Board has issued a policy statement in which it condemns fee-splitting. Fee splitting, according to the North Carolina Medical Board, is the receipt of money in return for referrals. The General Partner believes the Partnership does not violate (and does not ask its physician Limited Partners to violate) the Medical Board's policy statement. Except for the initial capital contribution, there is no payment by a physician to the General Partner or the Partnership. As discussed in the preceding paragraph, payments by the Partnership to physician Limited Partners are based solely on the percentage of investment interest they have in the Partnership. A bill was introduced in the 1999 session of the North Carolina General Assembly which would codify the Medical Board's policy against fee-splitting. The bill did not pass, but it may be considered again in the 2000 session.

                  To the best knowledge of the General Partner, no licensure of the Mobile Lithotripsy System as a health care facility is required in North Carolina. Rather, the lithotripsy services are regulated under the state's oversight of the relevant Contract Hospital. Registration of the x-ray unit in the Mobile Lithotripsy System is required under North Carolina law.

                  The Partnership has been complying and will seek to continue to comply with all applicable statutory and regulatory requirements. Further regulations may be imposed in South Carolina or North Carolina at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Mobile Lithotripsy System or to the physicians who invest in the Partnership. Such restrictive regulations could materially adversely affect the ability of the Partnership to conduct its business.

                  THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

                  PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

                  Prime, the sole shareholder of the General Partner, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at approximately 450 hospitals and surgery centers in 34 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 55 mobile and seven fixed site lithotripters, all but two of which are operated by Prime or the General Partner and its Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through a total of twelve acquisitions with interests in 62 lithotripters and development of five lithotripters. In April 1996, Prime acquired the General Partner. The General Partner and its Affiliates operate over 30 lithotripters serving approximately 200 locations in 19 states. The acquisition of the General Partner provided Prime with complementary geographic coverage as well as additional expertise in forming and managing lithotripsy operations. Prime and the General Partner's lithotripters together performed approximately 37,000, or approximately 19.5%, of the estimated 190,000 lithotripsy procedures performed in the United States in 1998. Approximately 2,300 urologists utilized Prime and the General Partner's lithotripters in 1998, representing approximately 30% of the estimated 7,700 urologists in the United States.

                  Prime manages the operations of 62 of its 67 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters primarily through subsidiaries which act as the general partner of a limited partnership, as is the case with the General Partner-affiliated partnerships. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 48 of its 67 operations.

                  Prime's lithotripters generally range in age from one to twelve years. Of its 67 lithotripters, 60 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 34 states. Prime also operates seven fixed site lithotripters in five states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

                  Prime and the General Partner believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 150,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

                  For numerous reasons, including differences in financial structure, program size, economic conditions and distribution policies, the success of the General Partner's Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.

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


                        SOURCES AND APPLICATIONS OF FUNDS

                  The following table sets forth the funds expected to be available to the Partnership from this Offering if all 40 Units are sold and other sources and their anticipated and estimated uses.

----------------------------- --------------------------------------------------
                        Sources of Funds                 Sale of 40 Units
Offering Proceeds(1)                               $ 500,880           (100.00%)
                                                   ---------           ---------
   TOTAL SOURCES                                   $ 500,880           (100.00%)
                                                   =========           =========
                      Application of Funds

Syndication Costs(2)                               $ 33,000             (6.59%)
Distributions(3)                                   $ 467,880            (93.41%)
                                                   ---------   -        --------
   TOTAL APPLICATIONS                              $ 500,880           (100.00%)
                                                   =========           =========
----------------------------- --------------------- ----------------------------


Notes to Sources and Applications of Funds Table

(1)      Assumes 40 Units are purchased by qualified investors.

(2) Includes $4,000 in commissions payable to the Sales Agent, reimbursement of $4,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $25,000 in legal and accounting costs associated with the preparation of this Memorandum.

(3) After payment of Offering costs and expenses (up to $33,000), it is anticipated that the Partnership will distribute the remaining proceeds to the persons who were Limited Partners of the Partnership prior to the commencement of this Offering.

                     FINANCIAL CONDITION OF THE PARTNERSHIP

                  Set forth on the following pages are the Partnership's internally prepared accrual based (i) Income Statements for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the nine-month period ended September 30, 1999, (ii) Balance Sheets as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999, (iii) Cash Flow Statements for the years December 31, 1996, December 31, 1997 and December 31, 1998 and the nine-month period ended September 30, 1999 and (iv) Statements of Partner's Equity for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 and the nine-month period ended September 30, 1999.

                  Past financial performance is not necessarily indicative of future performance. There is no assurance that the Partnership will be able to maintain its current revenues or earnings.

                           MANAGEMENT'S DISCUSSION AND

                      ANALYSIS OF THE RESULTS OF OPERATIONS

Nine Months Ended September 30, 1999 and September 30, 1998

                  Revenues. Total revenues increased $521,073 (21%) for the nine months ended September 30, 1999 compared to the same period in 1998 primarily due to a 3% increase in the number of procedures performed and a decrease in the estimate of the beginning of year allowance for contractual adjustments due to the availability of improved information.

                  Operating Expenses. Operating expenses decreased by $148,819 (21%) for the nine months ended September 30,1999 compared to the same period in 1998. This decrease is due primarily to lower depreciation and amortization expense, which declined by $134,575 due to the majority of the partnership's equipment being fully depreciated in 1999.

     Other Income (Expenses). Total other income (expense), net decreased by $7,067 (40%) due to a decrease in interest income.

Year Ended December 31, 1998 and December 31, 1997

                  Revenues. Total revenues increased $52,481 (2%) for the year ended December 31, 1998 compared to the same period in 1997 related to a 1% decrease in the number of procedures performed, and a 2% increase in revenue per case.

                  Operating Expenses. Operating expenses decreased by $63,731 (6%) for the year ended December 31, 1998 compared to the same period in 1997, due to a decrease of $49,891 in overhead allocation related to the decline in overhead costs incurred by Litho and a $19,984 decline in equipment maintenance and repair, which declined due to the renegotiation of the equipment service contracts.

     Other Income (Expenses). Total other income (expense), net increased by $2,313 (10%) due to the increase in interest income.

Year Ended December 31, 1997 and December 31, 1996

                  Revenues. Total revenues increased $96,846 (3%) for the year ended December 31, 1997 compared to the same period in 1996 related to a 7% increase in the number of procedures performed, and a 4% decrease in revenue per case.

                  Operating Expenses. Operating expenses increased by $20,810 (2%) for the year ended December 31, 1997 compared to the same period in 1996, due to an increase of $23,265 in depreciation and amortization expense related to equipment acquired in December 1996.

     Other Income (Expense). Total other income (expense), net decreased by $11,389 (34%) due to the decrease in interest income.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

                  The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Partnership Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

Nature of Limited Partnership Interest

                  The Investors will acquire their interests in the Partnership in the form of Units. For each Unit purchased, a cash payment of $12,522 is required. The entire Unit purchase price is due in cash upon subscription; however, certain qualified Investors may finance a portion of the purchase price through Limited Partner Loans. See "Terms of the Offering - Limited Partner Loans." No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner except to the extent of
(i) his or her Capital Contribution and liability under a Limited Partner Loan, if any, (ii) his or her proportionate share of the undistributed profits of the Partnership, and (iii) the amount of any Distribution received from the Partnership to the extent that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to parties on account of their Partnership Interests, exceed the fair value of the Partnership assets as provided by the Act or other applicable law. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix C.

Profits, Losses and Distributions

                  The following is a Summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors should carefully review the definitions of the terms appearing in the Glossary.

                  1.       Allocations of Profits and Losses.

                  (a) General. Generally, Profits and Losses, if any, for each Year of the Partnership will be allocated proportionately among the Partners based on their respective Percentage Interests in the Partnership; provided that New Limited Partners will be allocated only Profits and Losses that accrue after the date of their admission to the Partnership as Limited Partners.

                  (b) Allocations. Net gains and net losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first. Each Partner will receive his pro rata share of Profits and Losses based upon the number of days such Partner was a member of the Partnership during the Year of the Partnership. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, will be allocated as required by Section 706(d)(2) of the Code and the treasury regulations promulgated thereunder.

                  (c) Qualified Income Offset. If any Limited Partner unexpectedly receives an adjustment, allocation or distribution as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (6) that causes such Limited Partner to have a deficit Capital Account balance, such Limited Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

                  2.       Distributions.

                  (a) Non-liquidation  Distributions.  Partnership Cash Flow for each Year of the Partnership, to the extent available, will be distributed within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership at the time of distribution. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership as of the date of the Capital Transaction giving rise to such proceeds. The New Limited Partners have no rights to receive any distributions in the future that are made out of the Initial Limited Partners' and the General Partner's accrued but undistributed Partnership Cash Flow as of the date the New Limited Partners are admitted to the Partnership. New Limited Partners will be entitled only to Partnership Cash Flow that accrues after the date of their admission to the Partnership as Limited Partners

                  (b) Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the assets of the Partnership. The proceeds of such liquidation will be applied and distributed in the following order of priority: (a) first, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation; (b) second, to the creation of any reserves which the General Partner or the representative of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and (c) third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive capital account balances. Any General Partner with a negative capital account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative capital account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities.

                  (c) Tax and Other Withholding. The Partnership is authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. In addition, the Loan Documents authorize the Partnership to remit certain Distributions otherwise payable to a Limited Partner party to a Limited Partner Note directly to the Bank. See "Terms of the Offering - Limited Partner Loans." To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts will be treated as a cash Distribution to such Partner and will reduce the amount otherwise distributable to him.

Management of the Partnership

                  The General Partner has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consent of the Limited Partners is not required for any sale or refinancing of the Mobile Lithotripsy System, the purchase of additional Mobile Lithotripsy Systems or the purchase of other new Partnership assets. The General Partner will oversee the day-to-day affairs of the Partnership pursuant to the Management Agreement. See "Business Activities - Management."

                  Under the Partnership Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for acts of gross negligence or willful misconduct in the performance of its duties under the terms of the Partnership Agreement, the General Partner may be removed and another substituted with the consent of all of the Limited Partners. The General Partner may transfer all or a portion of its Partnership Interest only if, in the opinion of the Partnership's accountant, the new general partner has sufficient net worth and meets other requirements to assure that the Partnership will continue to be treated as a partnership for Federal tax purposes. Both the admission of any new shareholder and the withdrawal of any shareholder from the General Partner may be done without the approval of the Limited Partners.

Powers of the General Partner

                  1.  General.   The  General   Partner  may,  in  its  absolute
discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Partnership, employ such persons as it deems necessary for the operation of the Partnership and deposit, withdraw, invest, pay, retain (including the establishment of reserves) and distribute the Partnership's funds. The General Partner, however, is expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets for other than Partnership purposes; (ii) admitting Limited Partners except as provided in the Partnership Agreement; (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction; and (iv) performing any act in contravention of the Partnership Agreement or which would make it impossible to carry on the ordinary business of the Partnership.

                  2.       Tax Matters.

                  (i) Elections. The General Partner will, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

                  (ii) Tax Matters Partner. The Partnership Agreement designates the General Partner as the Tax Matters Partner (as defined in Section 6231 of the Code) and authorizes it to act in any similar capacity under state or local law. As the Tax Matters Partner, the General Partner is authorized (at the
Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners. Moreover, the General Partner will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

Rights and Liabilities of the Limited Partners

                  The Limited Partners do not have any right to participate in the management of the business of the Partnership and will not transact business for the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except to the extent (i) his or her Capital Contribution and liability under a Limited Partner Loan, if any, (ii) his or her proportionate share of the undistributed profits of the Partnership, and (iii) the amount of any Distribution received from the Partnership to the extent that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their Partnership Interests, exceed the fair value of Partnership assets as provided by the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions."

Restrictions on Transfer of Partnership Interests

                  After acquisition of Units by Investors, no Partnership Interest nor any Units may be transferred without the prior written consent of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner, and subject to the satisfaction of certain other conditions set forth in the Partnership Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would cause the termination of the Partnership, would violate federal or state securities laws, would prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or would adversely affect the status of the Partnership as a partnership for Federal income tax purposes. In addition, the Partnership Agreement prohibits the holding or transfer of the Partnership Interest by or to a "tax exempt entity" (as defined in Code Section 168(h)) which would affect the method or manner in which the Partnership may depreciate Partnership assets. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee to the Partnership as a Limited
Partner requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of all the Limited Partners (except the assignor Limited Partner) and the General Partner, or the approval of the assignor Limited Partner and the General Partner. Any transferee of the Partnership Interest who has not been admitted to the Partnership as a Partner will not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his or her personal liability under the Limited Partner Loans, unless otherwise specifically agreed by the Bank, and the sale of his or her Limited Partnership Interest may constitute an event of default under any outstanding Limited Partner Loan.

Dissolution and Liquidation

                  The Partnership will dissolve and terminate for any of the following reasons:

     1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof;

                  2.       The expiration of its term on December 31, 2040;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The election to dissolve the Partnership made by the General Partner and a Majority in Interest of the Limited Partners; or

     5. Any other reason which under the laws of the State of South Carolina would cause a dissolution.

                  The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, all of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

                  Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

Optional Purchase of Limited Partner Interests

                  As provided in the Partnership Agreement, the General Partner and the Limited Partners have an option (which the General Partner may, in its sole discretion, assign to the Partnership) to purchase all the interest of a Limited Partner in the Partnership upon the occurrence with respect to the Limited Partner of (i) death, (ii) bankruptcy or insolvency, (iii) incompetency, or (iv) direct or indirect ownership of an interest in a competing venture. Upon the occurrence of one or more of the preceding events, the withdrawing Limited Partner, or his or her personal representative, will have a brief period within which to sell his or her entire Partnership Interest to a purchaser approved of by the General Partner. If the withdrawing Limited Partner is unable to sell his or her Partnership Interest as provided above, the General Partner (or the Partnership) will then have the first option to purchase such Partnership Interest and thereafter, the remaining Limited Partners will have the option to purchase any of the Partnership Interest not purchased by the General Partner (or the Partnership). Except in the case of death, the option purchase price will be equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by such Limited Partner's Capital Account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). Because Partnership losses, depreciation deductions and Distributions reduce Capital Accounts, and because appreciation in Partnership assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price will be nominal in amount. In the event of the death of a Limited Partner, the option purchase price for that Limited Partner's Partnership Interest is an amount equal to the greater of (x) one and one-half times the aggregate distributions made with respect to the Partnership Interest during the twelve-month period ending the last day of the month immediately preceding the month in which the death occurs or (y) the Limited Partner's share of the Partnership's book value, if any, as reflected by the Capital Account of the Limited Partner (prorated in either case in the event that only a portion of his Partnership Interest is being purchased. There can be no assurance that the option purchase price will represent the fair market value of a Limited Partner's interest in the Partnership. The withdrawing Limited Partner will not be released from his obligations under any Limited Partner Loan unless so agreed by the Bank. Furthermore, sale of his or her Limited Partnership Interest may constitute an event of default under any outstanding Limited Partner Loan incurred by the selling Limited Partner. See "Terms of the Offering - Limited Partner Loans."

Dilution Offerings

                  The General Partner has the authority to periodically offer and sell additional limited partnership interests in the Partnership through Dilution Offerings to local South Carolina and North Carolina urologists who are not investors in the Partnership ("Qualified Investors"). The primary purpose of Dilution Offerings would be (i) to raise additional capital for any legitimate Partnership purpose and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs.

                  Any sale of limited partnership interests in a Dilution Offering will result in the proportionate dilution of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. The economic interests of the General Partner and the Initial Limited Partners in the Partnership, as in effect prior to this Offering, may not be diluted through Dilution Offerings (including this Offering) by more than 20% in the aggregate without the prior written consent of a Majority in Interest of all the Partners. Any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than their fair market value as determined by the General Partner, in its sole discretion, at the time of the Dilution Offering.

Noncompetition Agreement and Protection of Confidential Information

                  The Partnership Agreement provides that each Partner (other than the General Partner and its Affiliates) is prohibited from having a direct or indirect ownership interest in a competing venture (including the lease or sublease of competing technology) (the "Outside Activities"). While they own Partnership Interests, each Partner is precluded from engaging in any Outside Activities. In the event that a Partner's Partnership Interest is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, such Partner is precluded, for a period of two (2) years following the date of such withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner (or the Partnership) or the Limited Partners to acquire the interest of a Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the Partnership Agreement attached hereto as Appendix A.

                  In addition, the Partnership Agreement provides that each Partner acknowledges and agrees that such Partner's participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Partners (other than the General Partner and its Affiliates) are precluded from disclosing such confidential information during their participation as Partners or thereafter unless required by law or with the prior written consent of the Partners.

Arbitration

                  The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in Greenville, South Carolina in accordance with the provisions of South Carolina law.

Power of Attorney

                  Each Investor, by executing the Subscription Agreement, irrevocably appoints Dr. Joseph Jenkins and Alan Terry, severally, to act as attorneys-in-fact to execute the Partnership Agreement, any amendments thereto and any certificate of limited partnership filed by the General Partner. The
Partnership  Agreement,  in turn,  contains  provisions  by which  each  Limited
Partner irrevocably appoints Dr. Joseph Jenkins, to act as his or her attorney-in-fact to make, execute, swear to and file any documents necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.

Reports to Limited Partners

                  Within 90 days after the end of each Year of the Partnership, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

Records

                  Proper and complete records and books of account are kept by the General Partner in which are entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The Partnership books and records are kept according to the accrual method of accounting. The Partnership's fiscal year is the calendar year. The books and records are located at the office of the General Partner, and are open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours.

                                  LEGAL MATTERS

                  On the Closing Date, it is expected that Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina, will render an opinion as to the formation and existence of the Partnership, the status of Investors as limited partners and certain federal tax matters, the form of which is attached as Appendix C to this Memorandum. See "Risk Factors - Tax Risks."

                             ADDITIONAL INFORMATION

                  The Partnership will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Hospital Contracts and insurance reimbursement agreements may not, however, be available due to confidentiality restrictions contained therein.

                                    GLOSSARY

     Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the South Carolina Uniform Limited Partnership Act, as in effect on the date hereof.

                  Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

                  Bank.  First-Citizens Bank & Trust Company.
                  ----

     Capital Account. The Partnership capital account of a Partner as computed pursuant to the Partnership Agreement.

                  Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant Article VII of the Partnership Agreement.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing Date. 5:00 p.m., Eastern Time, on January 1, 2000 (or earlier) in the discretion of the General Partner. The Closing Date may be extended for a period of up to 180 days in the discretion of the General Partner.

     Coach. The Partnership's  self-propelled mobile vehicle manufactured by the
Calumet   Coach   Company,   Calumet  City,   Illinois,   upfitted  to  house  a
Lithostar(TM).

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Contract Hospitals. The 11 hospitals and medical centers to which the Partnership provides lithotripsy services pursuant to 11 separate Hospital Contracts.

     Counsel. Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

     Dilution Offering. The issuance, offering and sale by the Partnership of additional partnership interests in the future.

     Distributions. Cash or other property, from any source, distributed to Partners.

                  Escrow Agent.  First-Citizens Bank & Trust Company.
                  ------------

                  FDA.  The United States Food and Drug Administration.
                  ---

                  Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription.

     General Partner. The general partner of the Partnership, Lithotripters, Inc., a North Carolina corporation, and a wholly owned subsidiary of Prime Medical Services, Inc.

     Hospital Contracts. The 11 separate lithotripsy services agreements the Partnership has entered into with the Contract Hospitals.

     Initial Limited Partners. The Individuals who were Limited Partners in the Partnership prior to the commencement of this Offering.

                  Investors.  Potential purchasers of Units.
                  ---------

     Limited Partner Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

                  Limited Partner Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of up to $10,022 per Unit, the proceeds of which will be paid directly to the Partnership. The form of the Limited Partner Note (including the Note Addendum attached thereto) is attached as Exhibit A to the Form of Loan Commitment which is attached hereto as Appendix B.

     Limited Partners. The Limited Partners are the Initial Limited Partners.

     Lithostar(TM).    The   Lithostar(TM)model    extracorporeal   shock   wave
lithotripter manufactured by Siemens and owned by the Partnership.

                  Loan and Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

     Loan Documents. The Loan Commitment, the Limited Partner Note, the Loan and Security Agreement, the Security Agreement and UCC-1, collectively.

                  Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

                  Mobile Lithotripsy System. The Coach with the installed and operational Lithostar(TM) owned and operated by the Partnership and any other additional or replacement lithotripter and transport vehicle.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

     New Limited Partners. Any Investor admitted to the Partnership as a Limited Partner.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704-2(i).

                  Offering.  The offering of Units pursuant to this Memorandum.
                  --------

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

                  Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership.   Fayetteville   Lithotripters  Limited  Partnership  -  South
Carolina II, a South Carolina limited partnership, which owns and operates the Mobile Lithotripsy System.

     Partnership Agreement. The Partnership's Agreement of Limited Partnership, a copy of which is attached as Exhibit A, as such may be amended from time to time.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than the Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to such Partnership, (iii) capital expenditures of the Partnership, and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less
(i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of each Investor by reference to the percentage oppositive his or her name set forth in Exhibit A to the Partnership Agreement. Each Unit sold pursuant to this Offering represents an initial 0.5% economic interest in the Partnership. The Percentage Interest will be set forth in Exhibit A to the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner.

     Prime. Prime Medical Services, Inc. a publicly held Delaware corporation and parent of the General Partner and the Sales Agent.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of certain members of the General Partner's management personnel.

                  SEC.  The United States Securities and Exchange Commission.
                  ---

                  Securities Act.  The Securities Act of 1933, as amended.
                  --------------

                  Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security
Agreement is attached as Exhibit C to the Form of Loan Commitment which is attached hereto as Appendix B.

                  Service.  The Internal Revenue Service.
                  -------

     Service Area. Northwestern South Carolina and southwestern North Carolina.

                  Siemens.  Siemens Medical Systems, Inc. and its Affiliates.
                  -------

                  Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the Limited Partners in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

                  UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

     Units. The 40 equal limited partner interests in the Partnership offered pursuant to this Memorandum for a price per Unit of $12,522 in cash.

     Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.